Exhibit 99.1

Axsome Therapeutics Announces Availability of AUVELITY™, the First and Only Oral NMDA Receptor Antagonist for the Treatment of Major Depressive Disorder in Adults

AUVELITY is the first and only rapid-acting oral treatment approved with labeling of statistically significant improvement in depressive symptoms compared to placebo starting at one week1-4

Auvelity On My Side offers comprehensive patient support services including access and prescription drug support

NEW YORK, October 20, 2022 (Globe Newswire) – Axsome Therapeutics, Inc. (NASDAQ: AXSM), a biopharmaceutical company developing and delivering novel therapies for the management of central nervous system (CNS) disorders, today announced that AUVELITY™ (dextromethorphan HBr-bupropion HCl) is now available by prescription in the United States for the treatment of major depressive disorder (MDD) in adults.1 AUVELITY is the first and only oral N-methyl D-aspartate (NMDA) receptor antagonist approved for the treatment of MDD, and the first and only rapid-acting oral medicine approved for the treatment of MDD with labeling of statistically significant antidepressant efficacy compared to placebo starting at one week.1-4 AUVELITY was developed with FDA Breakthrough Therapy designation for the treatment of MDD.

Rakesh Jain, MD, Clinical Professor, Department of Psychiatry, of Texas Tech University School of Medicine said, “Auvelity may shift the way physicians approach the treatment of patients experiencing major depressive disorder due to its differentiated clinical profile. Auvelity utilizes the first new oral non-monoamine-based mechanism of action in more than six decades approved for the treatment of major depressive disorder in adults. Based on its demonstrated rapid action starting at one week versus placebo, and its sustained effect, Auvelity represents an important new treatment for patients suffering from this debilitating and potentially life-threatening condition.”

Michael Pollock, Chief Executive Officer of the Depression and Bipolar Support Alliance (DBSA), a leading national patient advocacy organization focusing on depression and bipolar disorder said, “Our community of peers and their physicians welcome any new innovations that can improve the experience of patients living with depression. More than 20 million American adults experienced major depressive disorder each year prior to the COVID-19 pandemic, and the prevalence increased dramatically during the pandemic with more than 80 million Americans experiencing elevated depressive symptoms. Unfortunately, the majority of patients treated with currently available antidepressants do not adequately respond, highlighting the urgent need for novel treatments. We appreciate Axsome’s commitment to research and develop new medicines to address the needs of patients living with mental health conditions.”

Lori Englebert, Executive Vice President, Commercial and Business Development of Axsome said, “We are thrilled to launch Auvelity and make this potentially life-changing therapy available to adults with major depressive disorder. Our highly experienced field team has begun active engagement with healthcare providers and are utilizing our first-in-class Digital Centric Commercialization, or DCC, platform. In clinical trials, Auvelity has demonstrated symptom improvement starting at one week, followed by achievement of remission in a substantial proportion of treated patients with major depressive disorder. We are committed to supporting access for patients to this important new therapy and have instituted a comprehensive patient support program, which includes a savings card for eligible patients and educational resources to facilitate discussions between patients and their physicians.”

AUVELITY (dextromethorphan HBr-bupropion HCl) extended-release tablets 45mg/105mg was approved by the U.S. Food and Drug Administration (FDA) on August 18th, 2022. The FDA granted Breakthrough Therapy designation for AUVELITY for the treatment of MDD in March 2019. This designation is granted to candidate drugs that show potential for benefit above that of available therapies based on preliminary clinical data on one or more clinically significant endpoints for a serious or life-threatening condition, and it provides the sponsor with added focus from and greater interactions with FDA staff during the development of the candidate drug.5 The AUVELITY New Drug Application (NDA) was evaluated by the FDA under Priority Review, which is granted by the FDA to applications for medicines that, if approved, would provide significant improvements in the effectiveness or safety of the treatment, diagnosis, or prevention of serious conditions when compared to standard applications.

Antidepressants increase the risk of suicidal thoughts and behaviors in pediatric and young adult patients. AUVELITY is not approved for use in children.

Resources for Patients and Healthcare Providers

For patients, Axsome provides robust and comprehensive support services, including the AUVELITY Savings Card, the Auvelity on My Side program, and telehealth services that include nurse navigators to answer questions and assist in scheduling visits with healthcare providers. The Company's AUVELITY Savings Card reduces patient out-of-pocket costs for commercially insured eligible patients who qualify. Axsome’s Auvelity On My Side program provides patients educational resources and tools for patients to facilitate discussions with their healthcare providers. More information on the patient programs and services can be found at auvelity.com. To receive an AUVELITY savings card, text “SAVE” to 61489 or visit auvelity.com to access a QR code or sign-up by email.

For U.S. healthcare providers, Axsome provides educational sessions via our field force, a samples program, and comprehensive payer assistance to help clinicians provide their patients access to Auvelity. More information on the healthcare provider programs and services can be found at auvelityhcp.com. To order samples, healthcare providers can call 833-569-2224 or visit auvelityhcp.com.

About Major Depressive Disorder (MDD)

Major depressive disorder (MDD) is a debilitating, chronic, biologically-based disorder characterized by low mood, inability to feel pleasure, feelings of guilt and worthlessness, low energy, and other emotional and physical symptoms, and which impairs social, occupational, educational, or other important functioning. In severe cases, MDD can result in suicide. According to the U.S. Department of Health and Human Services, an estimated 21 million U.S. adults experienced MDD each year.6 According to the World Health Organization (WHO), depression is the leading cause of disability worldwide, and is a major contributor to the overall global burden of disease.7 Nearly two-thirds of diagnosed and treated patients do not experience adequate treatment response with available first-line treatment,8 highlighting the need for new therapies.

About the AUVELITY Clinical Development Program in MDD

AUVELITY was studied in a comprehensive clinical program which included more than 1,100 patients with depression. The efficacy of AUVELITY in the treatment of MDD was demonstrated in the GEMINI placebo-controlled study, and confirmatory evidence which included the ASCEND study comparing AUVELITY to bupropion sustained-release tablets. In the GEMENI study, AUVELITY was statistically significantly superior to placebo in improvement of depressive symptoms as measured by the change in the Montgomery-Åsberg Depression Rating Scale (MADRS) total score at Week 6, the study’s primary endpoint. To evaluate speed of onset of action, the change in MADRS total score from baseline to Week 1 and from baseline to Week 2 were pre-specified secondary efficacy endpoints. The difference between AUVELITY and placebo in change from baseline in MADRS total score was statistically significant at Week 1 and at Week 2.1 In the ASCEND study, AUVELITY was statistically significantly superior to bupropion sustained-release tablets 105 mg twice daily on the primary outcome measure.9 The primary outcome measure of the ASCEND study was calculated by assessing the change from baseline in MADRS total scores from Week 1 to Week 6 and then taking the average of those scores.1 In the placebo-controlled clinical study, the most common (incidence ≥5% for AUVELITY and more than twice as frequently as placebo) adverse reactions were dizziness, headache, diarrhea, somnolence, dry mouth, sexual dysfunction, and hyperhidrosis.1

About AUVELITY

AUVELITY is a novel, oral, NMDA receptor antagonist with multimodal activity approved for the treatment of MDD in adults. AUVELITY is a proprietary extended-release oral tablet containing dextromethorphan HBr (45 mg) and bupropion HCl (105 mg). The dextromethorphan component of AUVELITY is an antagonist of the NMDA receptor (an ionotropic glutamate receptor) and a sigma-1 receptor agonist. These actions are thought to modulate glutamatergic neurotransmission. The bupropion component of AUVELITY is an aminoketone and CYP2D6 inhibitor which serves to increase and prolong the blood levels of dextromethorphan. The exact mechanism of action of Auvelity in the treatment of depression is unclear. AUVELITY received Breakthrough Therapy designation from the FDA for the treatment of MDD.

INDICATION AND IMPORTANT SAFETY INFORMATION

WHAT IS AUVELITY (aw-VEHL-ah-tee)? It is a prescription oral medicine used to treat adults with major depressive disorder (MDD). It is not known if Auvelity is safe and effective in children.

Auvelity is not approved for uses other than the treatment of MDD. The ingredients in Auvelity, bupropion and dextromethorphan, are the same ingredients found in some other medicines approved for other uses.

WHAT IS THE MOST IMPORTANT INFORMATION I SHOULD KNOW ABOUT AUVELITY?

Auvelity and other antidepressant medicines may increase suicidal thoughts and actions in some children, adolescents, and young adults, especially within the first few months of treatment or when the dose is changed. Auvelity is not for use in children.

You should pay close attention to any new or sudden changes in mood, behavior, thoughts, or feelings or if you develop suicidal thoughts or actions. This is very important when starting or changing the dose of an antidepressant medicine.

Call your healthcare provider (HCP) or get emergency help right away if you or your loved one have any of the following symptoms, especially if they are new, worse, or worry you:

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suicidal thoughts or actions
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new or worsening depression or anxiety
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agitation or restlessness
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trouble sleeping (insomnia)
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acting aggressive, being angry violent
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an extreme increase in activity and talking (mania)
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panic attacks
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new or worsening irritability
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acting on dangerous impulses
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other unusual changes in behavior or mood

Do not take Auvelity if you:

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have or had a seizure disorder.
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have or had an eating disorder like anorexia or bulimia.
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have recently and suddenly stopped drinking alcohol or use medicines called benzodiazepines, barbiturates, or anti-seizure medicines, and you have recently suddenly stopped taking them.
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are taking a monoamine oxidase inhibitor (MAOI), have stopped taking an MAOI in the last 14 days, or are being treated with the antibiotic linezolid or intravenous methylene blue. Ask your HCP or pharmacist if you are unsure whether you take an MAOI. Do not start taking an MAOI until you have stopped taking Auvelity for at least 14 days.
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are allergic to dextromethorphan, bupropion, or any other ingredients in Auvelity.

Auvelity may cause serious side effects. Ask your HCP how to recognize the serious side effects below and what to do if you think you have one:

Seizures. There is a risk of seizures during treatment with Auvelity. The risk is higher if you take higher doses of Auvelity, have certain medical problems, or take Auvelity with certain other medicines. Do not take Auvelity with other medicines unless your healthcare provider tells you to.

If you have a seizure during treatment with Auvelity, stop taking Auvelity and call your HCP right away. Do not take Auvelity again if you have a seizure.

Increases in blood pressure (hypertension). Some people may get high blood pressure during treatment with Auvelity. Your HCP should check your blood pressure before you start taking and during treatment with Auvelity.

Manic episodes. Manic episodes may happen in people with bipolar disorder who take Auvelity. Symptoms may include:

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greatly increased energy
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racing thoughts
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unusually grand ideas
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talking more or faster than usual
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severe trouble sleeping
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reckless behavior
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excessive happiness or irritability

Unusual thoughts or behaviors. One of the ingredients in Auvelity (bupropion) can cause unusual thoughts or behaviors, including delusions (believing you are someone else), hallucinations (seeing or hearing things that are not there), paranoia (feeling that people are against you), or feeling confused. If this happens to you, call your HCP.

Eye problems (angle-closure glaucoma). Auvelity may cause a type of eye problem called angle-closure glaucoma in people with certain other eye conditions. You may want to undergo an eye examination to see if you are at risk and receive preventative treatment if you are. Call your HCP if you have eye pain, changes in your vision, or swelling or redness in or around the eye.

Dizziness. Auvelity may cause dizziness which may increase your risk for falls.

Serotonin syndrome. A potentially life-threatening problem called serotonin syndrome can happen when you take Auvelity with certain other medicines. Call your HCP or go to the nearest hospital emergency room right away if you have any of the following signs and symptoms:

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agitation
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hallucinations
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confusion
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coma
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fast heartbeat
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blood pressure changes
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dizziness
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sweating
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flushing
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high body temperature (hyperthermia)
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shaking (tremors), stiff muscles, or muscle twitching
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loss of coordination
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seizures
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nausea, vomiting, diarrhea

COMMON SIDE EFFECTS

The most common side effects of Auvelity include dizziness, headache, diarrhea, feeling sleepy, dry mouth, sexual function problems, and excessive sweating.

These are not all the side effects of Auvelity. Tell your doctor if you have any side effects. You can report side effects at 1-800-FDA-1088 or www.fda.gov/medwatch.

BEFORE USING

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Tell your HCP about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements.
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It is important to tell your HCP if you are taking:
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other medicines containing bupropion or dextromethorphan
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medicines to treat depression, anxiety, psychotic or thought disorders, including selective serotonin reuptake inhibitors (SSRIs) and tricyclic antidepressants
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theophylline
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corticosteroids
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oral diabetes medicines or use insulin to control your blood sugar
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medicines to control appetite (anorectic)
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nicotine medicines to help you stop smoking
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street (illicit) drugs
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benzodiazepines, sedative-hypnotic (sleep medicines), or opiates
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If you are unsure if you take any of these medicines, ask your HCP. They can tell you if it is safe to take Auvelity with your other medicines.
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Tell your HCP if you are pregnant or plan to become pregnant. Auvelity may harm your unborn baby if you take it during pregnancy. Auvelity is not recommended during pregnancy. Your HCP will prescribe another treatment for females who plan to become pregnant.
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One of the ingredients in Auvelity passes into your breast milk. Do not breastfeed during treatment with Auvelity and for 5 days after the final dose.

Tell your HCP about all your medical conditions, including if you:

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have problems with your liver or kidneys.
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have diabetes, heart disease, or high blood pressure.
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have a history of seizure, stroke, eating disorder, head injury, or have a tumor in your brain or spinal cord.
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have a history of alcohol or drug abuse.
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have a history of seizure, eating disorder, or abuse alcohol or drugs.
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have low blood sugar, low blood sodium levels, or a history of falls.
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you take certain other medicines that could interact with Auvelity.
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have or had a condition known as bipolar disorder, a family history of bipolar disorder, suicide, or depression.
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have high pressure in the eye (glaucoma).

Review the list below with your HCP. Auvelity may not be right for you if:

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you drink a lot of alcohol.
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you abuse prescription or street drugs.
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you are pregnant or plan to become pregnant.
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you are breastfeeding or plan to breastfeed.

HOW TO TAKE

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Auvelity is available by prescription only.
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Take Auvelity exactly as instructed by your HCP.
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Take Auvelity 1 time a day for 3 days, then increase your dose to 2 times a day (taken at least 8 hours apart). Do not take more than 2 Auvelity tablets in 24 hours.
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If you miss a dose, do not take an extra dose. Wait and take your next dose at the regular time. Do not take more than 1 dose of Auvelity at a time.
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Do not change your dose or stop taking Auvelity without talking to your HCP.
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Swallow Auvelity tablets whole. Do not crush, chew, or divide the tablets.
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Do not give Auvelity to other people.
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If you take too much Auvelity call your HCP or seek medical advice promptly.

LEARN MORE

For more information about Auvelity, call 866-496-2976 or visit Auvelity.com.

This summary provides basic information about Auvelity but does not include all information known about this medicine. Read the information that comes with your prescription each time your prescription is filled. This information does not take the place of talking with your doctor. Be sure to talk to your doctor or other HCP about Auvelity and how to take it. Your HCP is the best person to help you decide if Auvelity is right for you.

AUV CON BS 08/2022

Please see full Prescribing Information, including Boxed Warning for suicidal thoughts and behaviors, and Medication Guide.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a biopharmaceutical company developing and delivering novel therapies for central nervous system (CNS) conditions that have limited treatment options. Through development of therapeutic options with novel mechanisms of action, we are transforming the approach to treating CNS conditions. At Axsome, we are committed to developing products that meaningfully improve the lives of patients and provide new therapeutic options for physicians. For more information, please visit the Company’s website at axsome.com. The Company may occasionally disseminate material, nonpublic information on the company website.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the continued commercial success of our Sunosi® product and the success of our efforts to obtain any additional indication(s) with respect to Sunosi; the commercial success of our Auvelity™ product and the success of our efforts to obtain any additional indication(s) with respect to AXS-05, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of our ongoing clinical trials, and the number or type of studies or nature of results necessary to support the filing of a new drug application (“NDA”) for any of our current product candidates; our ability to fund additional clinical trials to continue the advancement of our product candidates; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, our product candidates (including, but not limited to,; whether issues identified by FDA in the complete response letter may impact the potential approvability of the Company’s NDA for AXS-07 for the acute treatment of migraine in adults with or without aura, pursuant to our special protocol assessment for the MOMENTUM clinical trial; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; the Company’s anticipated capital requirements, including the amount of capital required for the successful commercialization of Sunosi and Auvelity and for the Company’s commercial launch of its other product candidates, and the potential impact on the Company’s anticipated cash runway; unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson

Chief Operating Officer

Axsome Therapeutics, Inc.

22 Cortlandt Street, 16th Floor

New York, NY 10007

Tel: 212-332-3243

Email: mjacobson@axsome.com

www.axsome.com

References

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AUVELITY [Prescribing Information]. New York, NY: Axsome Therapeutics, Inc.
2.
Thomas D, et al. The state of innovation in highly prevalent chronic diseases volume I: Depression therapeutics. December 2017. Accessed March 21, 2022.
3.
FDA Depression Medicines. https://www.fda.gov/media/132665/download. Accessed March 21, 2022.
4.
Machado-Vieira R, et al. Prog Neurobiol 2017;152:21–37.
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Corrigan-Curay J, et al. N Engl J Med 2018; 378:1457–1458.
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U.S. Department of Health and Human Services. Key Substance Use and Mental Health Indicators in the United States: Results from the 2020 National Survey on Drug Use and Health. Published October 2021.
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Baune BT, et al. Neuropsychiatr Dis Treat 2021;17:2995-3006.
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Wardenaar KJ, et al. J. Affect. Disord 2012; 136:1198-1203.
9.
Tabuteau H, et al. Am J Psychiatry 2022; 179(7):490-499.

PP-AUV-US-2200077 10/2022